As filed with the Securities and Exchange Commission on December 6, 1996
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               -------------------

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               -------------------


                             CUC INTERNATIONAL INC.
             (Exact Name of Registrant as Specified in Its Charter)

           DELAWARE                                             06-0918165
(State or Other Jurisdiction of                              (I.R.S. Employer
Incorporation or Organization)                            Identification Number)

                               -------------------

                                707 Summer Street
                           Stamford, Connecticut 06901
                                 (203) 324-9261
          (Address, Including Zip Code, and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

                               -------------------

                                Cosmo Corigliano
                Senior Vice President and Chief Financial Officer
                             CUC International Inc.
                                707 Summer Street
                           Stamford, Connecticut 06901
                                 (203) 324-9261
            (Name, Address, Including Zip Code, and Telephone Number,
                   Including Area Code, of Agent for Service)

                                    Copy to:

                               Amy N. Lipton, Esq.
                    Senior Vice President and General Counsel
                             CUC International Inc.
                                707 Summer Street
                           Stamford, Connecticut 06901
                                 (203) 324-9261
                               -------------------

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.[_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.[x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act reg stration statement number of the earlier effective registration statement for the same offering.[_] ________________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[_] __________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                 Proposed Maximum        Proposed Maximum
TITLE OF EACH CLASS OF SECURITIES TO          Amount to         Offering Price per      Aggregate Offering          Amount of
          BE REGISTERED                     be Registered            Share(1)                Price (1)        Registration Fee (2)
------------------------------------------------------------------------------------------------------------------------------------
Common Stock,
  $.01 par value.................          741,565 shares             $25.31              $18,769,010.15           $5,687.58
====================================================================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) The registration fee for the common stock, $.01 par value, of CUC International Inc. (the "Common Stock") being registered hereby, $5,687.58, has been calculated pursuant to Section 6(b) of, and Rule 457(c) under, the Securities Act of 1933, as amended, as follows: 1/33 of 1% of the product obtained by multiplying (x) $25.31, the average of the high and low sale prices per share of the Common Stock as reported in the New York Stock Exchange, Inc. Composite Transactions on December 4, 1996, and (y) 741,565, the maximum number of shares of Common Stock to be offered to the public hereby.

                              --------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION.

                 SUBJECT TO COMPLETION -- DATED DECEMBER 6, 1996

                                   PROSPECTUS

                                 741,565 SHARES

                             CUC INTERNATIONAL INC.
                                  COMMON STOCK
                                ($.01 PAR VALUE)

        The shares (the "Shares") of common stock, $.01 par value ("Common Stock"), of CUC International Inc., a Delaware corporation ("CUC" or the "Company"), offered hereby may be offered for sale from time to time by and for the respective accounts of Raymond H. Stanton II and Raymond H. Stanton III, residents of the State of New York (the "Selling Stockholders"). See "Selling Stockholders." The Selling Stockholders acquired the Shares in connection with the acquisition by the Company on September 23, 1996 of all the outstanding capital stock of Dine-A-Mate, Inc., a New York corporation ("Dine-A-Mate"), in exchange for the issuance to the Selling Stockholders of an aggregate of 1,394,894 shares of Common Stock (the "Dine-A-Mate Acquisition") (after giving effect to the Company's recent 3-for-2 stock split).

        In connection with the Dine-A-Mate Acquisition, the Company and the Selling Stockholders entered into a Registration Rights Agreement dated September 23, 1996 (the "Registration Rights Agreement") providing for the shelf registration of the Shares under the Securities Act of 1933, as amended (the "Securities Act"). See "Selling Stockholders -- Registration Rights Agreement." The Company is registering the Shares as required by the provisions of the Registration Rights Agreement. The Company will not receive any of the proceeds from the sale of the Shares offered hereby, but has agreed to bear certain expenses of and relating to the registration of the Shares. The Company and the Selling Stockholders also have agreed to certain indemnification arrangements relating to, among other things, liabilities under the Securities Act. See "Selling Stockholders -- Registration Rights Agreement."

        The Selling Stockholders may from time to time offer and sell the Shares directly, or indirectly through agents or broker-dealers, on terms to be determined at the time of sale. To the extent required, the names of any agents or broker-dealers, and applicable commissions or discounts and any other required information with respect to any particular offer, will be set forth in an appropriate Prospectus Supplement. The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act and, in such event, any commissions received by them and any profit realized from the resale of Shares may be deemed to constitute underwriting commissions or discounts under the Securities Act. See "Plan of Distribution."

             The Common Stock is listed on the New York Stock Exchange, Inc. ("NYSE") under the symbol "CU." On December 5, 1996, the last reported sale price per share of the Common Stock as reported in the NYSE Composite Transactions was $25.625. Unless otherwise indicated, all information set forth in this Prospectus has been adjusted for and gives effect to the three-for-two split of the Common Stock effected on October 21, 1996.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
    NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
      COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
           ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                The date of this Prospectus is December __, 1996.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The reports, proxy statements and other information filed by the Company with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; at the following Regional Offices of the Commission: New York Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048 and Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and at the Commission's Web site at (http://www.sec.gov). Copies of such material also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, material filed by the Company may be inspected at the offices of the NYSE at 20 Broad Street, New York, New York 10005, on which the shares of Common Stock are listed.

         This Prospectus forms a part of the Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement and reference is hereby made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Common Stock. Any statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.


                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents (and the amendments thereto) previously filed with the Commission by the Company (File No. 1-10308) are incorporated by reference into this Prospectus:

                         (i) The Company's Annual Report on Form 10-K for the
                    fiscal year ended January 31, 1996 (the "CUC 10-K");

                         (ii) The Company's Quarterly Reports on Form 10-Q for
                    the fiscal quarters ended April 30, 1996 and July 31, 1996;

                         (iii) The Company's Current Reports on Form 8-K, as
                    filed with the Commission on February 21, 1996, February 22, 1996, March 12, 1996, April 22, 1996, August 5, 1996, August
                    14, 1996, September 17, 1996, September 19, 1996, September 26, 1996, October 7, 1996 and October 28, 1996; and

                         (iv) The description of Common Stock in the Company's
                    registration statements on Form 8-A, as filed with the Commission on July 27, 1984 and August 15, 1989, including any amendment or report filed with the Commission for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated herein by reference and to be a part hereof on and from the date of filing of such documents. Any statement contained in a document so incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

         The Company will provide, without charge, to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of any or all of the documents incorporated by reference (not including, however, the exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for copies of such documents should be directed to CUC International Inc., 707 Summer Street, Stamford, Connecticut 06901, Attention: Secretary, telephone: (203) 324-9261.


                                   THE COMPANY

GENERAL

         The Company is a leading technology-driven, membership-based consumer services company. The Company operates its businesses through two separate business segments, namely the membership-based consumer services segment and the interactive media segment.

         Membership-Based Consumer Services Segment. The Company's primary line of business is providing membership-based consumer services, which provide more than 63.8 million customers worldwide with access to a variety of services, including home shopping, travel, insurance, automobile, dining, home improvement, lifestyle club, checking account enhancement, discount coupon and other services. The Company provides such services as individual, wholesale or discount program memberships ("memberships") and derives its revenues from these services principally through membership fees. Individual memberships, whereby members pay directly for services and the Company pays the associated marketing costs, include Shoppers Advantage(R), Travelers Advantage(R), Autovantage(R) and insurance products; individual membership fees generally range between $10 and $250 per year. Wholesale memberships include credit card and checking account enhancement packages sold through banks and credit unions, and insurance products sold through credit unions, for which the Company acts as a third-party administrator; fees for these memberships generally range between $6 and $50 per year. Discount program memberships, which are sold primarily through fund-raising institutions or merchant-sponsored or general advertising, include the Entertainment(R) and Gold C(R) coupon book programs; fees for these memberships generally range between $10 and $50 per year.

         The Company's activities in this area are conducted principally through its Comp-U-Card division and certain of the Company's wholly-owned subsidiaries, including FISI, Benefit Consultants, Inc., Interval International Inc. and Entertainment Publications, Inc.

         Interactive Media Segment. As noted below under "Recent Developments," the Company recently acquired Davidson & Associates, Inc. ("Davidson") and Sierra On-Line, Inc. ("Sierra"). Davidson and Sierra develop, publish, manufacture and distribute high-quality educational/entertainment ("edutainment") and personal productivity (or "how to") interactive multimedia products for home and school use. These products incorporate characters, themes, sound, graphics, music and speech in ways that the Company believes are engaging to the user, and are designed for multimedia personal computers, including CD-ROM-based personal computer systems, and selected emerging platforms. Davidson's and Sierra's products are offered through a variety of distribution channels, including specialty retailers, mass merchandisers, discounters and schools. See "Recent Developments," set forth below, for a further description of such acquisitions.

         Further Information. For a more detailed description of the various businesses of the Company, see the descriptions set forth in the CUC 10-K and the other documents referred to above under "Incorporation of Certain Documents by Reference" which were previously filed with the Commission by the Company, Ideon Group, Inc. ("Ideon"), Davidson and Sierra (each of which is incorporated herein by reference).

         Location of Executive Offices. The Company's executive offices are located at 707 Summer Street, Stamford, Connecticut 06901, and its telephone number is (203) 324-9261.

                               RECENT DEVELOPMENTS

         Ideon Acquisition. On August 7, 1996, the Company acquired all of the outstanding capital stock of Ideon for a purchase price of approximately $393.0 million (the "Ideon Acquisition"). Pursuant to the Ideon Acquisition, approximately 16.6 million shares of Common Stock were issued to the former holders of Ideon common stock. The acquisition of Ideon was accounted for as a pooling-of-interests. Ideon is a holding company with three principal business units: SafeCard Services, Incorporated ("SafeCard"), Wright Express Corporation ("Wright Express") and National Leisure Group, Inc. ("NLG"). SafeCard, which is the largest subsidiary of Ideon, is a provider of credit card enhancement and continuity products and services. Wright Express is a provider of information processing, information management and financial services to commercial car, van and truck fleets in the United States. NLG is a provider of vacation travel packages and cruises directly to consumers in association with established retailers and warehouse clubs throughout New England, New York and New Jersey and with credit card issuers and travel club members nationwide.

         Davidson Acquisition. On July 24, 1996, the Company acquired all of the outstanding capital stock of Davidson for a purchase price of approximately $1.0 billion (the "Davidson Acquisition"). Pursuant to the Davidson Acquisition, approximately 45.1 million shares of Common Stock were issued to the former holders of Davidson common stock. The Davidson Acquisition was accounted for as a pooling-of-interests. See "The Company - Interactive Media Segment."

         Sierra Acquisition. In addition, on July 24, 1996, the Company acquired all of the outstanding capital stock of Sierra for a purchase price of approximately $858.0 million (the "Sierra Acquisition"). Pursuant to the Sierra Acquisition, approximately 38.4 million shares of Common Stock were issued to the former holders of Sierra common stock. The Sierra Acquisition was accounted for as a pooling-of-interests. See "The Company - Interactive Media Segment."


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares. All of the proceeds from the sale of the Shares will be received by the Selling Stockholders.


                              SELLING STOCKHOLDERS

         Ownership of the Shares. All of the 741,565 Shares offered hereby are owned beneficially and of record by the Selling Stockholders. The Company has been informed by the Selling Stockholders that Raymond H. Stanton II is the record and beneficial owner of an aggregate of 836,937 shares of Common Stock (including the 444,939 Shares offered for his account hereby) and Raymond H. Stanton III is the record and beneficial owner of an aggregate of 557,957 shares of Common Stock (including the 296,626 Shares offered for his account hereby). Accordingly, Raymond H. Stanton II and Raymond H. Stanton III are offering hereby for sale by them, from time to time, only 444,939 and 296,626, respectively, of the 1,394,894 aggregate shares of Common Stock issued to them in the Dine-A-Mate Acquisition. Other than the Shares, such additional 653,329 shares of Common Stock issued to Raymond H. Stanton II and Raymond H. Stanton III in the Dine-A-Mate Acquisition (which are not being offered hereby) and certain Company employee stock options granted to them pursuant to their respective employment agreements with Dine-A-Mate, Raymond H. Stanton II and Raymond H. Stanton III do not own any shares of Common Stock or any shares of other capital stock of the Company (including any securities exercisable or exchangeable for, or convertible into, shares of Common Stock or other capital stock). See "- Employment and Other Relationships."

         Immediately prior to the consummation of the Dine-A-Mate Acquisition, the Selling Stockholders were the sole stockholders of Dine-A-Mate. The Shares issued by the Company to and acquired by the Selling Stockholders pursuant to the Dine-A-Mate Acquisition represent less than one percent (1%) of the aggregate outstanding shares of Common Stock. The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholders. Because the Selling Stockholders may sell all, some or none of their Shares from time to time, no estimate can be made of the aggregate number of Shares that may be offered hereby or that would be owned by the Selling Stockholders upon completion of the offering to which this Prospectus relates. Accordingly, no pro forma Common Stock ownership information with respect to the Selling Stockholders has been set forth herein.

         Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has caused to be prepared and has filed with the Commission the Registration Statement of which this Prospectus forms a part, with respect to the sale by the Selling Stockholders from time to time of the Shares in accordance with the intended methods of distribution described under "Plan of Distribution." The Company has agreed to use commercially reasonable efforts to keep the Registration Statement continuously effective for a period of two years from the effective date thereof, or such shorter period that will terminate when all of the Shares included in the Registration Statement and offered by this Prospectus have been sold, subject to customary suspension and extension periods.

         In addition, the Company has agreed to pay all expenses incurred by it and the Selling Stockholders in connection with the Securities Act registration of the Shares, including, without limitation, registration and filing fees of the Commission and the NYSE, reasonable fees and disbursements of counsel to the Company and the Selling Stockholders, any applicable state securities and "blue sky" law registration and qualification fees, accountants' fees and expenses, transfer taxes, fees of transfer agents and registrars, and certain insurance costs. Moreover, the Company on the one hand, and the Selling Stockholders on the other hand, have agreed to indemnify each other and certain affiliated parties and "control persons" (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) from and against certain liabilities, including liabilities under the Securities Act.

         Employment and Other Relationships. In connection with the Dine-A-Mate Acquisition, Dine-A-Mate entered into employment agreements with each of the Selling Stockholders.

         Pursuant to an employment agreement dated as of September 23, 1996, Raymond H. Stanton III has agreed with Dine-A-Mate to serve until September 23, 1997 as the Vice President (or, at the discretion of Dine-A-Mate, a more senior position) of Dine-A-Mate or one of its affiliates and, if elected as such, as a director of Dine-A-Mate. Pursuant to an employment agreement dated September 23, 1996, Raymond H. Stanton II has agreed with Dine-A-Mate to serve until September 23, 1997 in such capacities and to assume such duties, obligations and responsibilities as Dine-A-Mate from time to time reasonably may request. In addition to their salaries, Raymond H. Stanton III and Raymond H. Stanton II are eligible to participate in any benefit plans or programs established by Dine-A-Mate for its key executive employees. Moreover, Raymond H. Stanton III and Raymond H. Stanton II each have been granted, pursuant to the Company's 1992 Employee Stock Option Plan, non-qualified options to purchase up to 75,000 shares of Common Stock.


                              PLAN OF DISTRIBUTION

         The Selling Stockholders have advised the Company that the Shares may be sold by them from time to time through the facilities of the NYSE or any national securities exchange or U.S. automated interdealer quotation system of a registered national securities association on which shares of Common Stock are then listed, admitted to unlisted trading privileges or included for quotation, or through negotiated transactions or otherwise. The Shares will not be sold in an underwritten public offering. The Shares will be sold at prices and on terms then prevailing, at prices related to the then-current market price, or at negotiated prices. The Selling Stockholders may effect sales of the Shares directly, or indirectly through agents or broker-dealers, and the Shares may be sold by one or more of the following methods: (a) ordinary brokerage transactions, (b) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus, and (c) in "block" sales. At the time a particular offer is made, a Prospectus Supplement, if required, will be distributed that sets forth the name or names of agents or broker-dealers, any commissions and other terms constituting compensation and any other required information. In effecting sales, broker-dealers engaged by the Selling Stockholders and/or the purchasers of the Shares may arrange for other broker-dealers to participate. Broker-dealers will receive commissions, concessions, allowances or discounts from the Selling Stockholders and/or the purchasers of the Shares in amounts to be negotiated prior to the sale. Sales will be made only through broker-dealers registered as such in a subject jurisdiction or in transactions exempt from such registration. The Selling Stockholders have informed the Company that there are no definitive selling arrangements between the Selling Stockholders and any broker or dealer as of the date of this Prospectus.

         In connection with the distribution of the Shares, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Shares in the course of hedging the positions they assume with the Selling Stockholders. The Selling Stockholders may also sell the Shares short and redeliver the Shares to close out the short positions. The Selling Stockholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the Shares. The Selling Stockholders may also loan or pledge the Shares to a broker-dealer and the broker-dealer may sell the Shares so loaned or upon a default the broker-dealer may effect sales of the pledged shares. In addition to the foregoing, the Selling Stockholders may from time to time enter into other types of hedging transactions.

         In offering the Shares covered by this Prospectus, the Selling Stockholders and any brokers, dealers or agents who participate in a sale of the Shares by the Selling Stockholders may be considered "underwriters" within the meaning of Section 2(11) of the Securities Act, and the compensation of any broker-dealers may be deemed to constitute underwriting discounts and commissions.

         As described above under "Selling Stockholders -- Registration Rights Agreement," the Company has agreed to file the Registration Statement of which this Prospectus forms a part, with respect to the sale of the Shares. The Company also has agreed to use commercially reasonable efforts to keep the Registration Statement continuously effective for a period of two years from the effective date thereof, or such shorter period that will terminate when all of the Shares included in the Registration Statement and offered by this Prospectus have been sold, subject to customary suspension and extension periods. The Company will bear certain costs of registering the Shares under the Securities Act and the Company on the one hand, and the Selling Stockholders on the other hand, have agreed to indemnify each other and certain affiliated parties and "control persons" (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) from and against certain liabilities, including liabilities under the Securities Act.


                                  LEGAL MATTERS

         The legality of the issuance of the Shares will be passed upon for the Company by Amy N. Lipton, Esq. Ms. Lipton is the Senior Vice President and General Counsel of the Company and holds Common Stock and options to acquire shares of Common Stock.

                                     EXPERTS

         The consolidated financial statements and schedule of the Company appearing in the CUC 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference which, as to the years ended January 31, 1995 and 1994, are based in part on the report of Deloitte & Touche LLP, independent auditors of Advance Ross Corporation. The Supplemental Consolidated Financial Statements of the Company included in its Current Report on Form 8-K dated September 17, 1996 have also been audited by Ernst & Young LLP, as set forth in their report included therein and incorporated herein by reference which, as to the years ended January 31, 1996, 1995 and 1994, are based in part on the reports of Deloitte & Touche LLP, independent auditors of Sierra On-Line, Inc., KPMG Peat Marwick LLP and Price Waterhouse LLP, independent auditors. The financial statements and schedule and the Supplemental Consolidated Financial Statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

         With respect to the unaudited condensed consolidated interim financial information for the three-month periods ended April 30, 1996 and April 30, 1995, and the three-month periods and the six-month periods ended July 31, 1996 and July 31, 1995, incorporated by reference in this Prospectus, Ernst & Young LLP have reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report, included in the Company's Quarterly Reports on Form 10-Q for the quarters ended April 30, 1996 and July 31, 1996, incorporated herein by reference, state that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report with respect to such information should be restricted considering the limited nature of the review procedures applied. The independent auditors are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the Registration Statement prepared or certified by the auditors within the meaning of Sections 7 and 11 of the Securities Act.

         The consolidated financial statements and the Supplemental Consolidated Financial Statements included in the CUC 10-K and in the Company's Current Report on Form 8-K filed on September 17, 1996, respectively, and the unaudited condensed consolidated interim financial information included in the Company's Quarterly Reports referred to above have not been adjusted to give effect to the three-for-two stock split of the Common Stock effected on October 21, 1996.

         The consolidated financial statements of Ideon as of December 31, 1995 and 1994 and as of October 31, 1994, and for the year ended December 31, 1995, the two months ended December 31, 1994 and each of the two years in the period ended October 31, 1994, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed with the Commission on September 17, 1996, have been so incorporated in reliance upon the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

         The consolidated financial statements and related financial statement schedules of Davidson, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed with the Commission on September 17, 1996, have been audited by KPMG Peat Marwick LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and related financial statement schedule of Sierra On-Line, Inc. as of March 31, 1996 and 1995 and the three years in the period ended March 31, 1996, incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed with the Commission on September 17, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         The consolidated financial statements and the related financial statement schedules of Advance Ross Corporation as of December 31, 1994 and the two years ended December 31, 1994, which are incorporated in this Prospectus by reference to the Company's Current Report on Form 8-K filed with the Commission on September 17, 1996, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report dated March 13, 1995, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

================================================================================

    NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.


                                _________________


                                TABLE OF CONTENTS


                                                                  PAGE
                                                                  ----

     Available Information.......................................   2
     Incorporation of Certain Documents
       By Reference..............................................   2
     The Company.................................................   3
     Recent Developments.........................................   4
     Use of Proceeds.............................................   4
     Selling Stockholders........................................   4
     Plan of Distribution........................................   5
     Legal Matters...............................................   6
     Experts.....................................................   7


                               ___________________

                                 741,565 SHARES

                             CUC INTERNATIONAL INC.


                                  COMMON STOCK
                                ($.01 PAR VALUE)


                               ___________________

                                   PROSPECTUS
                               ___________________




                                DECEMBER __, 1996


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.       OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Securities and Exchange Commission Registration Fee.................. $ 5,687.58
*Accounting Fees and Expenses.........................................  2,500.00
*Legal Fees and Expenses..............................................  6,000.00
*Miscellaneous .......................................................  1,000.00

          Total.......................................................$15,187.58


         As noted in Part I of this Registration Statement under "Plan of Distribution", the Company has agreed to bear certain costs of registering the Shares under the Securities Act, including the registration fee under the Securities Act, all other registration and filing fees, fees and disbursements of counsel and accountants retained by the Company and all other expenses incurred by the Company in connection with the Company's performance of or compliance with the Registration Rights Agreement; such costs (or estimates thereof) have been set forth above. The Selling Stockholders will bear certain other costs relating to the registration of the Shares under the Securities Act, including all underwriting discounts and commissions, if any, all transfer taxes and all costs of any separate legal counsel or other advisors retained by the Selling Stockholders.

____________________
* Estimated for purposes of completing information required pursuant to this
Item 14.


ITEM 15.          INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

         The Company's By-Laws contains provisions that provide for indemnification of officers and directors and their heirs and distributees to the full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

         As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Company's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

         Pursuant to the Merger Agreement Registration Provisions, the Selling Stockholders have agreed to indemnify the Company and its officers, directors and controlling persons against certain liabilities.

         The registrant maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.


ITEM 16.          EXHIBITS


         5 Opinion of Amy N. Lipton, Esq. as to the legality of the Common Stock to be registered.

         15 Letter from Ernst & Young LLP re: Unaudited Interim Financial Information.

         23.1     Consent of Amy N. Lipton, Esq. (included in Exhibit 5).

         23.2     Consent of Ernst & Young LLP.

         23.3 Consent of Price Waterhouse LLP (relating to the Ideon Group, Inc. financial statements).

         23.4 Consent of KPMG Peat Marwick LLP (relating to the Davidson & Associates, Inc. financial statements).

         23.5 Consent of Deloitte & Touche LLP (relating to the Sierra On-Line, Inc. financial statements).

         23.6 Consent of Deloitte & Touche LLP (relating to the Advance Ross Corporation financial statements).

         24 Power of Attorney (included as part of the Signature Page of this Registration Statement).


ITEM 17.          UNDERTAKINGS

         The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on this 6th day of December 1996.

                                      CUC INTERNATIONAL INC.


                                      By:/s/ Walter A. Forbes
                                         -----------------------
                                         Walter A. Forbes
                                         Chief Executive Officer and
                                         Chairman of the Board of Directors


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Walter A. Forbes and E. Kirk Shelton, and each and either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


             Signature                                   Title                                      Date
             ---------                                   -----                                      ----

/s/ Walter A. Forbes                  Chief Executive Officer and Chairman of the Board       December 6, 1996
-----------------------------------   (Principal Executive Officer)
Walter A. Forbes

/s/ Cosmo Corigliano                  Senior Vice President and Chief Financial Officer       December 6, 1996
-----------------------------------   (Principal Financial and Accounting Officer)
Cosmo Corigliano

/s/ Bartlett Burnap                   Director                                                December 6, 1996
-----------------------------------
Bartlett Burnap

/s/ T. Barnes Donnelley               Director                                                December 6, 1996
-----------------------------------
T. Barnes Donnelley

/s/ Stephen A. Greyser                Director                                                December 6, 1996
-----------------------------------
Stephen A. Greyser

/s/ Christopher K. McLeod             Director                                                December 6, 1996
-----------------------------------
Christopher K. McLeod

/s/ Burton C. Perfit                  Director                                                December 6, 1996
-----------------------------------
Burton C. Perfit

/s/ Robert P. Rittereiser             Director                                                December 6, 1996
-----------------------------------
Robert P. Rittereiser

/s/ Stanley M. Rumbough, Jr.          Director                                                December 6, 1996
-----------------------------------
Stanley M. Rumbough, Jr.

/s/ E. Kirk Shelton                   Director                                                December 6, 1996
-----------------------------------
E. Kirk Shelton

                                      II-4


/s/ Kenneth A. Williams               Director                                                December 6, 1996
-----------------------------------
Kenneth A. Williams

/s/ Janice G. Davidson                Director                                                December 6, 1996
-----------------------------------
Janice G. Davidson

/s/ Robert M. Davidson                Director                                                December 6, 1996
-----------------------------------
Robert M. Davidson


                                INDEX TO EXHIBITS

                                                                   Sequentially
                                                                     Numbered
Exhibit                                                                Page
-------                                                            ------------

   5 Opinion of Amy N. Lipton, Esq. as to the legality of the Common Stock to be registered.

   15       Letter from Ernst & Young LLP re: Unaudited Interim
            Financial Information.

   23.1     Consent of Amy N. Lipton, Esq. (included in Exhibit 5).

   23.2     Consent of Ernst & Young LLP.

   23.3     Consent of Price Waterhouse LLP (relating to the
            Ideon Group, Inc. financial statements).

   23.4     Consent of KPMG Peat Marwick LLP (relating to the
            Davidson & Associates, Inc. financial statements).

   23.5     Consent of Deloitte & Touche LLP (relating to the
            Sierra On-Line, Inc. financial statements).

   23.6     Consent of Deloitte & Touche LLP (relating to the
            Advance Ross Corporation financial statements).

   24       Power of Attorney (included as part of the Signature
            Page of this Registration Statement).


                                      II-6


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